RECEIVABLE PURCHASE AGREEMENT

This RECEIVABLE PURCHASE AGREEMENT (this “Agreement”) is dated as of July 1, 2010, by and between OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio (“OTR”) and Clipper Investors LLC, an Illinois limited liability company (“Buyer”).  The signatories to this Agreement will hereafter be referred to jointly as the “Parties”.

WHEREAS, OTR has entered into a Agreement with Steel Cloud Inc., a Virginia corporation (“Steel Cloud”) dated as of June 30, 2010 for the termination of OTR’s Lease (as defined therein), which gives rise to a payment obligation from Steel Cloud to OTR (“Settlement Receivable”);

WHEREAS, the Buyer wishes to purchase the Settlement Receivable, and OTR wishes to sell the Settlement Receivable; and

WHEREAS, Buyer has agreed to purchase the Settlement Receivable on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, OTR and the Buyer agree as follows:

1.           Purchase of Settlement Receivable.  Buyer hereby purchases from OTR, and OTR hereby sells, assigns, transfers and delivers to Buyer, all of its right, title and interest in and to the Settlement Receivable.  In consideration of the sale of the Settlement Receivable to Buyer, Buyer shall pay upon the execution of this Agreement one hundred-seventy thousand dollars ($170,000) to OTR as the full purchase price for the Settlement Receivable.

2.           Representations and Warranties.  This sale is “as is, where is” without recourse to OTR and without any representations or warranties.  Notwithstanding the foregoing, OTR represents and warrants to the Buyer that OTR is the owner of the Settlement Receivable and that the Settlement Receivable has not been previously sold or assigned.

3.           Miscellaneous Terms And Conditions.  This document contains the complete Agreement between the Parties and shall be binding upon the Parties thereto, their predecessors, successors, parents, subsidiaries, partners, affiliates, assigns, agents, directors, officers, employees, and attorneys.  Each of the signatories of this Agreement represents and warrants that he is authorized to execute this Agreement and to bind the Parties hereto.  This Agreement may be modified only by a written document signed by the Parties.  No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.  This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement.  Signatures received via facsimile or pdf electronic transmission shall be acceptable as originals.  If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

4.           Consultation With Counsel.  The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choosing prior to entering into this Agreement and that they enter this Agreement knowingly and voluntarily.

5.           Notices.  Any notices required under this Agreement shall be served upon the Parties via telecopier and/or overnight priority mail as follows:

Notices to OTR:

OTR, Renaissance Park
275 E. Broad Street
Columbus, Ohio 43215
Attention: Real Estate Manager

With a copy to:

Seyfarth Shaw LLP
975 F Street, NW
Washington, DC 20004
Attention: Alexander X. Jackins, Esquire

Notices to Kenneth A. Merlau:

Clipper Investors LLC
1095 Fisher Lane
Winnetka, Illinois 60093
Attention: Kenneth A. Merlau

With a copy to:

Ungaretti & Harris LLP
70 West Madison, Suite 3500
Chicago, Illinois 60602
Attention:  Michael W. Black, Esquire

6.           Governing Law.  This Agreement shall be governed, in all respects, under the laws of the Commonwealth of Virginia, without reference to or consideration of its choice of law rules.

[Signatures on next page]

IN WITNESS WHEREOF, we have hereunto set our hands and seals as of the date above written.

OTR, an Ohio general partnership, acting as the duly authorized nominee of the Board of the State Teachers Retirement System of Ohio		Clipper Investors LLC, an Illinois limited liability company

By:	/s/ Russ Nicholson	By:	/s/ Kenneth A. Merlau

Name:	Russ Nicholson	Name:	Kenneth A. Merlau

Title:	Authorized Officer	Title:	Manager